Exhibit 23.1(b)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the BP DirectSave Plan of our report dated June 15, 2007, with respect to the financial statements and schedule of the BP DirectSave Plan included in the Plan’s Annual Report (Form 11-K), for the year ended December 31, 2006, filed with the Securities Exchange Commission.

Chicago, Illinois	/s/ Ernst & Young LLP
October 22, 2007